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                                                           EXHIBIT 22


                    TRANS WORLD ENTERTAINMENT CORPORATION
                  SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT

Name of Significant                            Name(s) Under Which the
Subsidiary            State of Incorporation   Subsidiary Does Business
-------------------   ----------------------   ------------------------

Media Logic, Inc.           New York           Media Logic, Inc.

Record Town, Inc.           New York           Record Town
                                               Saturday Matinee
                                               Movies Plus
                                               Tape World
                                               Coconuts
                                               Music World
                                               F.Y.E. (For Your Entertainment)
                                               Strawberries
                                               Waxie Maxie
                                               Planet Music